UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K

                                 CURRENT REPORT
                             _______________________

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                               May 4, 2010

                       Diamond Hill Investment Group, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

             000-24498                              65-0190407
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      (Commission File Number)         (I.R.S. Employer Identification No.)

      325 John H. McConnell Blvd, Suite 200, Columbus, Ohio         43215
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      (Address of Principal Executive Offices)                    (Zip Code)

Registrant's Telephone Number, Including Area Code:   (614) 255-3333

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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.07.    Submission of Matters to a Vote of Security Holders.
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The Diamond Hill Investment Group, Inc. (the "Company") 2010 Annual Meeting of
Shareholders was held on May 4, 2010.

The matters voted upon at the annual meeting and the results of the vote were as follows:

1.) To elect seven directors to the Board of Directors of the Company to hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

Each of the seven nominees for director were elected, and the voting results are set forth below:

Name of Director 		   For	       Withheld        Not Voted
------------------------	---------      --------	       ---------
Lawrence E. Baumgartner		1,895,492	16,442		563,158
R.H. Dillon			1,895,382	16,552		563,158
David P. Lauer			1,890,354	21,580		563,158
David R. Meuse			1,895,282	16,652		563,158
Diane D. Reynolds		1,890,314	21,620		563,158
Donald B. Shakelford		1,891,652	20,282		563,158
Frances A. Skinner		1,895,382	16,552		563,158

2.) To ratify the appointment of Plante & Moran PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

The ratification of Plante & Moran PLLC was approved, and the voting results are set forth below:

   For	       Against 		Abstain
---------      -------	        -------
2,423,973	43,158		 7,961



                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DIAMOND HILL INVESTMENT GROUP, INC.


Date: May 4, 2010	                    By: /s/ James F. Laird
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                                            James F. Laird, Chief Financial
                                            Officer and Secretary